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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                   a Trustee Pursuant to Section 305(b)(2)___
             -------------------------------------------------------

                      U.S. BANK TRUST NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

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
  111 E. WACKER DRIVE, SUITE 3000
            CHICAGO, ILLINOIS                           60601                                    36-4046888
(Address of principal executive offices)             (Zip Code)                      I.R.S. Employer Identification No.
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                                 James D. Khami
                             535 Griswold, Suite 740
                             Detroit, Michigan 48226
                            Telephone (313) 234-4713
            (Name, address and telephone number of agent for service)


                          TESORO PETROLEUM CORPORATION
               (Exact name of obligor as specified in its charter)
                              AND OTHER REGISTRANTS
                    (SEE SEPARATE TABLE OF OTHER REGISTRANTS)

                DELAWARE                                    74-2699185
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)



           8700 TESORO DRIVE
           SAN ANTONIO, TEXAS                                  48084
(Address of Principal Executive Offices)                     (Zip Code)


                 9% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
                       (Title of the Indenture Securities)

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                           TABLE OF OTHER REGISTRANTS


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
DELAWARE      DIGICOMP, INC.                                         74-2521015
ALASKA        INTERIOR FUELS COMPANY                                 74-2471007
DELAWARE      KENAI PIPE LINE COMPANY                                94-6062891
DELAWARE      TESORO ALASKA PETROLEUM COMPANY                        74-1646130
DELAWARE      TESORO ALASKA PIPELINE COMPANY                         74-1839523
TEXAS         TESORO BOLIVIA PETROLEUM COMPANY                       74-1799764
DELAWARE      TESORO EXPLORATION AND PRODUCTION COMPANY              74-2307903
DELAWARE      TESORO LATIN AMERICA COMPANY                           74-2144598
DELAWARE      TESORO MARINE SERVICES HOLDING COMPANY                 74-2807425
DELAWARE      TESORO MARINE SERVICES, INC.                           74-2766974
DELAWARE      TESORO NATURAL GAS COMPANY                             74-1711669
ALASKA        TESORO NORTHSTORE COMPANY                              92-0098209
DELAWARE      TESORO PETROLEUM COMPANIES, INC.                       74-2385513
DELAWARE      TESORO REFINING, MARKETING & SUPPLY COMPANY            74-2045147
DELAWARE      TESORO VOSTOK COMPANY                                  74-2257610
DELAWARE      TESORO E&P COMPANY, L.P.                               74-2705971
DELAWARE      TESORO PIPELINE COMPANY, L.P.                          74-2742860
DELAWARE      TESORO FINANCIAL SERVICES HOLDING COMPANY              51-0377202
DELAWARE      TESORO GAS RESOURCES COMPANY, INC.                     92-0150083
HAWAII        TESORO HAWAII CORPORATION                              99-0143882
CALIFORNIA    TESORO SOUTH PACIFIC PETROLEUM COMPANY                 95-3620808
DELAWARE      VICTORY FINANCE COMPANY                                51-0377203
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           (Exact name of each guarantor as specified in its charter)


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                                    FORM T-1


ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

              a) Name and address of each examining or supervising authority to which it is subject.
                           Comptroller of the Currency
                           Washington, D.C.

              b) Whether it is authorized to exercise corporate trust powers.
                           Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
                  None

ITEM 3-15.
              Not applicable because, to the best of Trustee's knowledge, the Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

              1. A copy of the Articles of Association of the Trustee, as now in effect, incorporated herein by reference to Exhibit 1 to
                  Item 16 of Form T-1, Registration No. 333-51415.*

              2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 to Item 16 of Form T-1, Registration No. 33-64175.*

              3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to Item 16 of Form T-1, Registration No. 33-64175.*


              4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 to Item 16 of Form T-1, Registration No. 333-51415.*

              5.  Not applicable.

              6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 33-64175.*

              7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

              8.  Not applicable.

              9.  Not applicable.


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         * Exhibits thus designated are incorporated herein by reference to
         Exhibits bearing identical numbers in Item 16 of the Form T-1 filed by the Trustee with the Securities and Exchange Commission with the specific references noted.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Detroit, State of Michigan on the 24th day of July, 1998.


                                       U.S. BANK TRUST NATIONAL ASSOCIATION


                                       By: /s/ JAMES D. KHAMI
                                           -------------------------------------
                                                       James D. Khami
                                                       Vice President


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U.S. Bank Trust National Association         Call Date: 03/31/98                ST-BK: 17-1638                          FFIEC    033
400 North Michigan Avenue                                                                                                  Page RC-1
Chicago, IL 60611                            Vendor ID: D                       CERT:    34094
                                                                                                                                   9
Transit Number: 09600069
                                                                                                                           EXHIBIT 7
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Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for March 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet


                                                                                                                             C200 <-
                                                                                                         Dollar Amounts in Thousands
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ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):                   RCON
                                                                                               ----
    a. Noninterest-bearing balances and currency and coin (1)__________________________________0081. .       56,244       1.a
    b. Interest-bearing balances (2)___________________________________________________________0071. .            0       1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)______________________________1754. .            0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)____________________________1773. .        3,219       2.b
 3. Federal funds sold and securities purchased under agreements to resell_____________________1350. .            0       3.
 4. Loans and lease financing receivables:
                                                             RCON
    a. Loans and leases, net of unearned income              ----
       (from Schedule RC-C)__________________________________2122. .             0                      . . . . . .       4.a
    b. LESS: Allowance for loan and lease losses_____________3123. .             0                      . . . . . .       4.b
    c. LESS: Allocated transfer risk reserve_________________3128. .             0                      . . . . . .       4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)_____________________________________2125. .            0       4.d
 5. Trading assets_____________________________________________________________________________3545. .            0       5.
 6. Premises and fixed assets (including capitalized leases)___________________________________2145. .          125       6.
 7. Other real estate owned (from Schedule RC-M)_______________________________________________2150. .            0       7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)_____________________________________________________________________________2130. .            0       8.
 9. Customers' liability to this bank on acceptances outstanding_______________________________2155. .            0       9.
10. Intangible assets (from Schedule RC-M)_____________________________________________________2143. .       47,202       10.
11. Other assets (from Schedule RC-F)__________________________________________________________2160. .        2,713       11.
12. Total assets (sum of items 1 through 11)___________________________________________________2170. .      109,503       12.

___________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
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U.S. Bank Trust National Association         Call Date: 03/31/98                ST-BK: 17-1638                          FFIEC    033
400 North Michigan Avenue                                                                                                  Page RC-2
Chicago, IL 60611                            Vendor ID: D                       CERT:    34094
                                                                                                                                  10
Transit Number: 09600069

Schedule RC - Continued
                                                                                                         Dollar Amounts in Thousands
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LIABILITIES
13. Deposits                                                                                      RCON
    a. In domestic offices (sum of totals of                                                      ----
       columns A and C from Schedule RC-E)________________________________________________________2200. .            0      13.a
                                                                      RCON
                                                                      ----
       (1) Noninterest-bearing (1)____________________________________6631. .           0                  . . . . . .      13.a.1
       (2) Interest-bearing___________________________________________6636. .           0                  . . . . . .      13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs______________________________         . . . . . .
       (1) Noninterest-bearing____________________________________________________________________         . . . . . .
       (2) Interest-bearing_______________________________________________________________________         . . . . . .
14. Federal funds purchased and securities sold under agreements to repurchase____________________2800. .            0      14.
15. a. Demand notes issued to the U.S. Treasury___________________________________________________2840. .            0      15.a
    b. Trading liabilities________________________________________________________________________3548. .            0      15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less______________________________________________2332. .            0      16.a
    b. With a remaining maturity of more than one year through three years________________________A547. .            0      16.b
    c. With a remaining maturity of more than three years_________________________________________A548. .            0      16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding______________________________________2920. .            0      18.
19. Subordinated notes and debentures (2)_________________________________________________________3200. .            0      19.
20. Other liabilities (from Schedule RC-G)________________________________________________________2930. .        2,454      20.
21. Total liabilities (sum of items 13 through 20)________________________________________________2948. .        2,454      21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus_________________________________________________3838. .            0      23.
24. Common stock__________________________________________________________________________________3230. .        1,000      24.
25. Surplus (exclude all surplus related to preferred stock)______________________________________3839. .      106,712      25.
26. a. Undivided profits and capital reserves_____________________________________________________3632. .         (663)     26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities_____________________8434. .            0      26.b
27. Cumulative foreign currency translation adjustments___________________________________________         . . . . . .
28. Total equity capital (sum of items 23 through 27)_____________________________________________3210. .      107,049      28.
29. Total liabilities and equity capital (sum of items 21 and 28)_________________________________3300. .      109,503      29.



Memorandum

To be reported only with the March Report of Condition.
  1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent
     external auditors as of any date during 1997_________________________________________________6724. .            2      M.1

1 = Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank         authority)
2 = Independent audit of the bank's parent holding company        5 = Review of the bank's financial statements by external
    conducted in accordance with generally acceptable auditing        auditors
    standards by a certified public accounting firm which         6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but         external auditors
    not on the bank separately)                                   7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance    8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by a state charter-
    ing authority)



_________
(1) Includes total demand deposits and noninterest-bearing time and saving deposits.
(2) Includes limited life preferred stock and related surplus.
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
U.S. Bank Trust National Association         Call Date: 03/31/98                ST-BK: 17-1638                          FFIEC    033
400 North Michigan Avenue                                                                                                  Page RC-3
Chicago, IL 60611                            Vendor ID: D                       CERT:    34094
                                                                                                                                  11
Transit Number: 09600069

Schedule RC-A - Cash and Balances Due From Depository Institutions

Exclude assets held for trading.

                                                                                                                             C205 <-
                                                                                                         Dollar Amounts in Thousands
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 1. Cash items in process of collection, unposted debits, and currency and coin:               RCON
                                                                                               ----
    a. Cash items in process of collection and unposted debits_________________________________0020. .            0       1.a
    b. Currency and coin_______________________________________________________________________0080. .            0       1.b
 2. Balances due from depository institutions in the U.S.:
    a. U.S. branches and agencies of foreign banks_____________________________________________0083. .            0       2.a
    b. Other commercial banks in the U.S. and other depository institutions in the U.S.________0085. .       56,244       2.b
 3. Balances due from banks in foreign countries and foreign central banks:
    a. foreign branches of other U.S. banks____________________________________________________0073. .            0       3.a
    b. Other banks in foreign countries and foreign central banks______________________________0074. .            0       3.b
 4. Balances due from Federal Reserve Banks____________________________________________________0090. .            0       4.
 5. Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a and 1.b)________0010. .       56,244       5.




Memorandum
                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
 1. Noninterest-bearing balances due from commercial banks in the U.S.                         RCON
                                                                                               ----
    (included in items 2.a and 2.b above)______________________________________________________0050. .       56,244       M.1
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